Exhibit 10.1

AGREEMENT

THIS AGREEMENT, made and entered into this 11th day of April, 2006, by and between RENEWABLE PRODUCTS MARKETING GROUP, LLC, hereinafter referred to as “RPMG”; and Golden Grain Energy, LLC, hereinafter referred to as “Golden Grain”.

WITNESSETH:

WHEREAS, RPMG is a limited liability company formed for the purpose of marketing ethanol for its members and others, and,

WHEREAS, Golden Grain produces ethanol products and is desirous of becoming a member of RPMG and RPMG is desirous having Golden Grain becoming one of its members.

NOW, THEREFORE, In consideration of the mutual covenants and promises herein contained, the parties agree that as of December 1, 2005, Golden Grain has become a member of RPMG as follows:

1.             Governor. The General Manager of Golden Grain, namely Walter Wendland, is a Governor of RPMG.

2.             Consideration. The following consideration has been or will be paid by Golden Grain for a membership in RPMG.

a.               An equity contribution payment of $105,000.00, which payment has been received by RPMG.

b.               A franchise fee in the amount of $500,000.00 to be paid as follows:

i.                                         As a monthly offset against the aggregate pooling fee expenses payable by Golden Grain to RPMG under this agreement.

c.               Golden Grain elects to contribute the $500,000.00 as a monthly offset. The monthly offset shall be calculated as follows:

i.                                         The parties shall determine the total gallons of ethanol produced by Golden Grain for the current month within ten (10) business days of the close of such month.

ii.                                     The parties shall then determine the difference between:

(a)                                  The per gallon pooling fee payable they currently paid under the marketing agreement.

(b)                                 The per gallon operating expenses of RPMG measured by the expenses incurred for the month in which production is being measured, which shall be determined within ten (10) business days of the close of such month.

iii.                                 The parties shall multiply the total monthly production of Golden Grain times the amount determined in subparagraph 2c(ii) above.

iv.                                    The calculation set forth in this subparagraph 2 can be illustrated by the following example:

Total monthly ethanol production	4,000,000 gallons

Marketing fee	$.01 per gallon

Operating expenses	$.0030 per gallon

Difference to be multiplied times monthly production amount	$.0070 per gallon

Offset amount (4,000,000 x $.0070)	$28,000

d.               The monthly offset shall be applied toward the $500,000.00 capital contribution (franchise fee) amount and shall reduce the outstanding balance of same.

e.               Golden Grain shall be eligible, at any time, to make lump sum payments of any amount to reduce the outstanding balance of its capital contribution.

3.             Percentage and Voting Interests. Golden Grain will have a one-ninth (1/9th) interest and a one-ninth (1/9th) voting interest.

4.             Payment of Franchise Fee. The franchise fee in the sum of $500,000.00 is due and payable to RPMG irrespective of Golden Grain’s Continuation as a member of or using the marketing services of RPMG.

5.             Member Control Agreement and By-laws. Golden Grain acknowledges receipt of and agrees to be bound by the following:

a.               Member Control Agreement; and

b.               By-Laws and Operating Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first written above.

	RENEWABLE PROCUCTS		GOLDEN GRAIN ENERGY, LLC
MARKETING GROUP, LLC

By	/s/ C. Stephen Bleyl	By	/s/ Walter Wendland
	Its CEO		Its President/CEO

SCHEDULE “A”

Name of Member	Contribution	Ownership Interest	Voting Interest
1. Heartland Corn Products	$105,000	1/9th	1/9th
2. Al-Corn Clean Fuel	$105,000	1/9th	1/9th
3. Chippewa Valley Ethanol Co., LLLP	$105,000	1/9th	1/9th
4. Diversified Energy Co., LLC	$105,000	1/9th	1/9th
5. Corn Plus	$105,000	1/9th	1/9th
6. Central Minnesota Co-Op	$105,000	1/9th	1/9th
7. Minnesota Energy	$105,000	1/9th	1/9th
8. KAAPA Ethanol	$105,000	1/9th	1/9th
9. Golden Grain Energy, LLC	$105,000	1/9th	1/9th